                                                                   EXHIBIT 10.42


                             BRANDYWINE REALTY TRUST

                          SECURITIES PURCHASE AGREEMENT

                                TABLE OF CONTENTS

SECTION 1.          SALE AND PURCHASE OF SHARES; CLOSING........................................................-1-
         1.1        Authorization of Securities.................................................................-1-
         1.2        Sale and Purchase...........................................................................-1-
         1.3        Closing.....................................................................................-2-

SECTION 2.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................-2-
         2.1        Organization and Good Standing..............................................................-2-
         2.2        Authorization...............................................................................-3-
         2.3        No Conflict with Law or Documents...........................................................-3-
         2.4        Beneficial Interest of Company..............................................................-3-
         2.5        Reservation of Shares.......................................................................-4-
         2.6        Consents and Approvals......................................................................-4-
         2.7        Private Offering............................................................................-4-
         2.8        Declaration of Trust and Bylaws.............................................................-5-
         2.9        Subsidiaries................................................................................-5-
         2.10       SEC Reports.................................................................................-5-
         2.11       Litigation..................................................................................-5-
         2.12       Compliance with Laws........................................................................-6-
         2.13       Financial Statements........................................................................-6-
         2.14       Real Property...............................................................................-7-
         2.15       Tenant Leases...............................................................................-9-
         2.16       Dividends and Other Distributions...........................................................-9-
         2.17       Tax Matters.................................................................................-9-
         2.18       Agreements Affecting the Company's Securities..............................................-10-
         2.19       Insurance..................................................................................-10-
         2.20       Employee Benefit Plans.....................................................................-10-
         2.21       Contracts and Agreements...................................................................-12-
         2.22       Absence of Certain Developments............................................................-12-
         2.23       Contracts with Insiders....................................................................-13-
         2.24       Use of Proceeds............................................................................-13-
         2.25       Environmental Matters......................................................................-13-
         2.26       Certain Agreements.........................................................................-13-
         2.27       Books and Records..........................................................................-14-
         2.28       Certain Payments...........................................................................-14-
         2.29       Labor Agreements and Actions...............................................................-14-
         2.30       Entire Business; Etc.......................................................................-15-
         2.31       Registration Statement.....................................................................-15-
         2.32       Information................................................................................-15-
         2.33       Standstill Agreements......................................................................-15-
         2.34       Matters Relating to Partnership Agreement and Warrants.....................................-16-
         2.35       Investment Company.........................................................................-16-
         2.36       Commodity Exchange Act.....................................................................-16-

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
SECTION 3.          PURCHASER'S REPRESENTATIONS AND WARRANTIES.................................................-16-
         3.1        Pre-Existing Entity........................................................................-16-
         3.2        Beneficial Ownership.......................................................................-16-
         3.3        Principal Place of Business................................................................-17-
         3.4        Purchase Without View to Distribution......................................................-17-
         3.5        Restrictions on Transfer...................................................................-17-
         3.6        Access to Information......................................................................-17-
         3.7        Additional Representations of the Purchaser................................................-17-
         3.8        Legends....................................................................................-18-
         3.9        Due Authorization, etc.....................................................................-18-

SECTION 4.          CONDITIONS PRECEDENT TO THE PURCHASER'S
                    OBLIGATIONS................................................................................-18-
         4.1        Representations and Warranties.............................................................-18-
         4.2        Performance................................................................................-19-
         4.3        Opinion of Counsel to the Company..........................................................-19-
         4.4        Proceedings; Certified Copies..............................................................-19-
         4.5        No Proceeding or Litigation................................................................-19-
         4.6        No Material Adverse Change.................................................................-19-
         4.7        ASE Listing................................................................................-19-
         4.8        Blue Sky Compliance........................................................................-19-
         4.9        Registration Rights........................................................................-19-
         4.10       Contribution Closing; Transaction Documents................................................-19-
         4.11       Maryland Anti-Takeover Statutes............................................................-19-
         4.12       Environmental Representation Letter........................................................-20-
         4.13       Tax Opinion................................................................................-20-

SECTION 5.          CONDITIONS PRECEDENT TO THE COMPANY'S
                    OBLIGATIONS................................................................................-20-
         5.1        Representations and Warranties.............................................................-20-
         5.2        Performance................................................................................-20-
         5.3        No Proceeding or Litigation................................................................-20-
         5.4        ASE Listing................................................................................-20-
         5.5        Contribution Closing.......................................................................-20-
         5.6        Additional Documents.......................................................................-21-
         5.7        Proceedings; Certified Copies..............................................................-21-
         5.8        No SEC Integration Challenge...............................................................-21-

SECTION 6.          COVENANTS OF THE COMPANY AND THE PURCHASER
                    PRIOR TO CLOSING...........................................................................-21-
         6.1        Payment of Expenses........................................................................-21-
         6.2        Operation of Business in Ordinary Course...................................................-21-
         6.3        Access to Information......................................................................-21-
         6.4        Notification of Certain Matters............................................................-22-
         6.5        Conditions Precedent.......................................................................-23-

SECTION 7.          COVENANTS OF THE COMPANY AND THE PURCHASER AFTER
                    CLOSING....................................................................................-23-
         7.1        Rule 144...................................................................................-23-
         7.2        Delivery of Financial Statements...........................................................-23-
         7.3        Reservation of Shares......................................................................-23-
         7.4        Compliance with Laws.......................................................................-23-
         7.5        Waivers, Consents, Etc.....................................................................-24-
         7.6        Press Releases.............................................................................-24-
         7.7        Shareholders' Meeting......................................................................-24-
         7.8        Purchaser's Covenant.......................................................................-24-
         7.9        REIT Status................................................................................-25-

SECTION 8.          COMPLIANCE WITH 1933 ACT; RESTRICTIONS ON
                    TRANSFERABILITY OF SHARES, PROPERTY SHARES
                    WARRANT AND CONVERSION ....................................................................-25-
         8.1        Compliance with 1933 Act...................................................................-25-
         8.2        Restrictive Legend.........................................................................-25-
         8.3        Restrictions on Transferability............................................................-25-
         8.4        Termination of Restrictions on Transferability.............................................-26-

SECTION 9.          SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                    AGREEMENTS.................................................................................-26-

SECTION 10.         MISCELLANEOUS..............................................................................-26-
         10.1       Owner of Shares, Property Shares, Warrant and Conversion Shares............................-26-
         10.2       Successors.................................................................................-26-
         10.3       Broker or Finder...........................................................................-27-
         10.4       Governing Law..............................................................................-27-
         10.5       Notice.....................................................................................-27-
         10.6       Full Agreement.............................................................................-28-
         10.7       Headings...................................................................................-28-
         10.8       Amendment..................................................................................-28-
         10.9       Survival of Representations and Warranties.................................................-28-
         10.10      Settlement of Disputes.....................................................................-28-
         10.11      Counterparts...............................................................................-29-
         10.12      Termination................................................................................-29-
         10.13      Effect of Termination......................................................................-30-
         10.14      Non-Recourse...............................................................................-30-

SCHEDULE OF EXHIBITS

         Exhibit A -- Form of Amendment No. 1 to Registration Statement
         Exhibit B -- Amendments or Waivers of Warrant Holders
         Exhibit C -- Form of Opinion of Counsel to the Company
         Exhibit D -- Form of Opinion of Special Maryland Counsel to the Company

                                                                   EXHIBIT 10.42


                  SECURITIES PURCHASE AGREEMENT (this "Agreement") made as of the 6th day of November, 1996 between BRANDYWINE REALTY TRUST, a Maryland real estate investment trust (the "Company"), and RAI REAL ESTATE ADVISERS, INC. ("RAI") as the voting trustee of a voting trust dated as of November 6, 1996 executed by the Commonwealth of Pennsylvania State Employes' Retirement System ("SERS") as shareholder and by RAI as voting trustee (the "Purchaser").


                                   BACKGROUND

         The Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase Common Shares (as defined in Section 1.1), or, if so provided in Section 1.2, Series A Preferred Shares (as defined in Section 1.1), for an aggregate purchase price of $10,500,000 (the "Purchase Price") on the terms and conditions set forth herein.

         Intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1.   SALE AND PURCHASE OF SHARES; CLOSING

                      1.1 AUTHORIZATION OF SECURITIES. The Board of Trustees of the Company has authorized the issuance of a number of its authorized but unissued common shares of beneficial interest (the "Common Shares") as provided in Section 1.2. The term "Shares" as used herein means the number of Common Shares issuable to the Purchaser hereunder or, if shares of the Company's Series A Convertible Preferred Shares (the "Series A Preferred Shares") are to be issued as provided in Section 1.2, the number of Series A Preferred Shares issuable to Purchaser hereunder. The term "Securities" as used herein means the Shares, the Conversion Shares, the Series A Preferred Shares (the "Property Shares") issuable pursuant to the Contribution Agreement of even date herewith among, inter alia, the Company and the Purchaser (the "Contribution Agreement"), and the Warrant to Purchase Common Shares (the "Warrant") issuable pursuant to the Contribution Agreement. The term "Conversion Shares" as used herein means the Common Shares issuable upon conversion of the Series A Preferred Shares and Property Shares and upon exercise or exchange of the Warrant.

                      1.2 SALE AND PURCHASE. Subject to the terms and conditions herein set forth, on the Closing Date (as defined in Section 1.3), the Company shall sell, issue and deliver Shares to the Purchaser as follows: If the Secondary Offering occurs on or prior to December 27, 1996, the Company shall issue to the Purchaser a number of Common Shares equal to the Purchase Price divided by a number equal to the price to the public in the Secondary Offering. If the Secondary Offering is not consummated on or before December 27, 1996, the Company shall issue to the Purchaser Preferred Shares convertible into a number of Common Shares equal to the Purchase Price divided by $5.50. The term "Secondary Offering" as used herein means an underwritten primary public offering of Common Shares pursuant to a Registration Statement on Form S-11 declared effective by the

SEC (as defined in Section 2.10) which results in gross proceeds to the Company (prior to reduction for the underwriters' discount) of at least $50,000,000. All share amounts and prices shall be appropriately adjusted for any share splits, reverse share splits, share dividends or similar transactions.

                      1.3 CLOSING.

                      (a) The closing of the issuance and sale of the Shares to the Purchaser hereunder shall take place on the earlier of (i) as promptly as practicable after the closing of the Secondary Offering, or (ii) December 30, 1996, subject to the satisfaction or, if permissible, waiver of the conditions set forth in Sections 4 and 5, at 10:00 A.M. at the offices of Wolf, Block, Schorr and Solis-Cohen, Packard Building, 15th and Chestnut Streets, Philadelphia, PA 19102, unless another date, time or place is agreed to in writing by the parties hereto. As used herein "Closing" shall mean the closing of the issuance and sale of the Shares to the Purchaser hereunder and the "Closing Date" shall mean the date on which such Closing takes place.

                      (b) Subject to the terms and conditions herein set forth, at the Closing, the Company shall deliver to the Purchaser certificates for the Shares duly executed by the Company and registered in the Purchaser's name or the name of its nominee and, in exchange for the delivery of the Shares, the Purchaser shall deliver to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company at least two business days prior to the Closing Date.

         SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Other than as set forth on the disclosure letter previously provided to the Purchaser by the Company (the "Disclosure Letter") or as described in the Registration Statement (as defined in Section 2.31) or in the SEC Reports (as defined in Section 2.10), the Company represents and warrants to the Purchaser as follows:

                  2.1 ORGANIZATION AND GOOD STANDING. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has all requisite power and trust authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. Each Subsidiary (as defined in Section 2.9) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its Subsidiaries are each qualified to do business and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification.

                  2.2 AUTHORIZATION. The Company has all requisite power and trust authority to execute and deliver this Agreement and each Transaction Document (as defined in Section 4.10) required to be executed and delivered by it prior to or at the Closing and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and constitutes (and, when executed and delivered as contemplated herein each such Transaction Document will constitute) the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

                  2.3 NO CONFLICT WITH LAW OR DOCUMENTS. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which it is a party will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Company, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties, assets or outstanding shares of the Company under its the Declaration of Trust of the Company as amended to the date of this Agreement (the "Declaration of Trust") or the Bylaws of the Company as amended to the date of this Agreement (the "Bylaws"), or any indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound.

                  2.4 BENEFICIAL INTEREST OF COMPANY. The authorized beneficial interest of the Company consists of: (a) 75,000,000 Common Shares, 2,733,554 shares of which are presently issued and outstanding, and (b) 5,000,000 undesignated preferred shares, par value $.01 per share, none of which is presently issued and outstanding. All issued and outstanding Common Shares have been duly and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company, or obligating the Company to issue, any shares of beneficial interest of the Company or any securities convertible into or exchangeable for such shares, and there are no Common Shares reserved for issuance. The number of Common Shares issuable upon the exercise, conversion or exchange of any outstanding securities of the Company is not subject to adjustment by reason of the issuance and sale of the Securities. There are no (i) preemptive, first refusal or similar rights to purchase or otherwise acquire securities of the Company or any Subsidiary pursuant to any provision of law, the Declaration of Trust, the Bylaws, the Partnership Agreement (as defined in Section 2.21), other agreement or otherwise; or (ii) rights to adjust the number, type or pricing of securities issuable upon conversion, exercise or exchange of other securities or rights issued by the Company.

                  2.5 RESERVATION OF SHARES. The requisite number of duly authorized and unissued Common Shares of the Company have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and Property Shares and exercise of the Warrant and no further trust action is required for the valid issuance of Common Shares upon conversion of the Preferred Shares and Property Shares and exercise of the Warrant. The Conversion Shares will, at the time of the Closing and thereafter, not be subject to preemptive or similar rights of any person or entity, and when issued against payment therefor in accordance with the terms of the Preferred Shares, Property Shares and Warrant, as applicable, will be duly and validly issued, fully paid and nonassessable.

                  2.6 CONSENTS AND APPROVALS. No permit, consent, approval or authorization of, or declaration to or filing with, any federal, state, local or foreign governmental or regulatory authority or other person or entity, not made or obtained, is required in connection with the execution or delivery of this Agreement or any Transaction Document by the Company, the offer, issuance, sale or delivery of the Securities, or the carrying out by the Company of the other transactions contemplated hereby, other than (a) the filing with, and approval of, the American Stock Exchange, Inc. ("ASE") with respect to the listing of the Shares (to the extent they are Common Shares) and the Conversion Shares, (b) any filings required under federal and applicable state securities laws and (c) the filing of Articles Supplementary in the form of Exhibit D-1 to the Contribution Agreement with the State Department of Assessments and Taxation of Maryland. The issuance and sale by the Company of the Securities as contemplated hereby or by the Contribution Agreement will not require compliance with the notification or other requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. Prior to the closing under the Contribution Agreement (the "Contribution Closing"), the Board of Trustees of the Company shall have taken all action necessary so that the transactions contemplated by the Contribution Agreement and this Agreement including, without limitation, the issuance of the Securities, shall be irrevocably exempt from the operation of Section 3-601 et seq. (the "business combination" statute) and Section 3-701 et seq. (the "control share acquisition" statute) of the Maryland General Corporation Law (collectively, the "Maryland Anti-Takeover Statutes") and from any provisions of the Declaration of Trust and Bylaws that may have the effect of limiting the acquisition of securities of the Company, including without limitation Sections 6.6 and 11.5 of the Declaration of Trust.

                  2.7 PRIVATE OFFERING. Assuming the accuracy of the Purchaser's representations and warranties contained in Section 3, the offer, issuance and delivery to the Purchaser pursuant to the terms of this Agreement and the Contribution Agreement of the Shares, Property Shares and Warrant and, assuming compliance by the Purchaser with the terms of the Series A Preferred Shares, the Warrant and applicable law, the Conversion Shares, are exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). Based on the representations of the Purchaser contained in Section 3, it is not necessary, under the circumstances contemplated by this Agreement and the Contribution Agreement, to register issuance of the Securities under the 1933 Act or the Pennsylvania Securities Act of 1972.

                  2.8 DECLARATION OF TRUST AND BYLAWS. The Company has filed as exhibits to the SEC Reports the Declaration of Trust and Bylaws, true and correct copies of which have been delivered to the Purchaser.

                  2.9 SUBSIDIARIES. The SEC Reports or the Disclosure Letter disclose the name of each entity in which the Company owns any equity interest, other than such entities that neither own any assets nor have ever conducted any business (collectively, the "Subsidiaries," which term includes without limitation Brandywine Operating Partnership, L.P., a Delaware limited partnership). The SEC Reports or the Disclosure Letter accurately describe (a) each Subsidiary's jurisdiction of organization and the percentage of its equity interests owned by the Company and (b) the name of each of the Company's corporate or joint venture affiliates (other than Subsidiaries) and the nature of the affiliation. Except as described in the SEC Reports or the Disclosure Letter, the Company has good and marketable title to all of the equity interests it purports to own of each Subsidiary, free and clear in each case of any mortgage, lien, security interest, charge or other encumbrance, and all such interests have been duly issued and are fully paid and nonassessable. There are no outstanding warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company or a Subsidiary, or obligating such Subsidiary to issue, any additional equity interests or any securities convertible into or exchangeable for such equity interests.

                  2.10 SEC REPORTS. Since January 1, 1995, the Company and its Subsidiaries have timely filed all forms, reports, schedules, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the 1933 Act, including without limitation, (a) all Annual Reports on Form 10-K, (b) all Quarterly Reports on Form 10-Q, (c) all reports on Form 8-K, (d) all proxy statements relating to meetings of stockholders (whether annual or special) and (e) all information incorporated by reference into any of the foregoing. As used herein the term "SEC Reports" means any of the foregoing, as amended to the date of this Agreement, filed on or after January 1, 1995. The SEC Reports were prepared in all material respects in accordance with and complied in all material respects with the requirements of applicable law, including the Exchange Act and the 1933 Act and the applicable rules and regulations of the SEC thereunder, and the SEC Reports did not at the time they were filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for the Registration Statement and the Registration Statement on Form S-8 filed on October 16, 1996, the Company has not filed any registration statements with the SEC at any time within the last three years. The Company has delivered to the Purchaser prior to the date hereof true and correct copies of all SEC Reports and any other reports and documents filed with the SEC since January 1, 1995.

                      2.11 LITIGATION. The SEC Reports, the Registration Statement and/or the Disclosure Letter list all material pending or, to the Company's knowledge, threatened litigation involving the Company and its Subsidiaries. Except as so disclosed, there is no pending or, to the knowledge of the Company, threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation questioning the validity of this Agreement or the transactions contemplated hereby, or affecting in any material adverse respect the Company or any Subsidiary or the business, properties, assets, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, nor is there, to the knowledge of the Company, any basis for any such suit, action, litigation, proceeding, inquiry or investigation.

                  2.12 COMPLIANCE WITH LAWS. The Company and each Subsidiary is in compliance in all material respects with all laws, ordinances, rules and regulations of governmental authorities (including, without limitation, the Americans with Disabilities Act of 1990) and requirements of insurance bodies applicable to ownership, leasing, use and operation of its or their properties and has obtained and fully paid for all material licenses, permits, certificates, entitlements, grants of right and any other items and documents required by applicable law to be obtained by the Company or its Subsidiaries for the completion, ownership, leasing, use and occupancy of its or their properties, except where the failure to so comply or obtain would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. Such licenses, permits, certificates, entitlements, grants of right and other items and documents are in full force and effect. Neither the Company nor any of its Subsidiaries have taken any action that would (or failed to take any action, the omission of which would) result in the revocation or suspension of such licenses, permits, certificates, entitlements, grants of right and other items and documents, and neither the Company nor any of its Subsidiaries have received any notice of any material violation from any federal, state or municipal entity or notice of an intent by any such governmental entity to revoke any material certificate of occupancy or other certificate, license, permit, entitlement or grant of right issued by it in connection with the ownership, use and occupancy of any of its or their properties, that in each case has not been cured or otherwise resolved to the satisfaction of such governmental entity.

                      2.13 FINANCIAL STATEMENTS.

                          (a) Each of the consolidated financial statements
(including, in each case, any related notes thereto) contained in the SEC Reports and the Registration Statement (i) have been prepared in all material respects in accordance with the published rules and regulations of the SEC and generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except in the case of the unaudited financial statements, as permitted by Form 10-Q of the SEC), (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject, in the case of unaudited consolidated financial statements for interim periods, to year-end adjustments consisting only of normal recurring accruals), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated. Since December 31, 1995, the Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements.

                        (b) Since June 30, 1996 (the "Balance Sheet Date") there has been no material adverse change in the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                       (c) The consolidated balance sheet of the Company and its Subsidiaries at the Balance Sheet Date (the "Balance Sheet") reflects all liabilities and obligations of the Company and of each Subsidiary, whether accrued, contingent or otherwise as of the date thereof, that are of a nature required to be set forth as a liability on a consolidated balance sheet under GAAP. Neither the Company nor any of its Subsidiaries have any liabilities or obligations of any nature (whether or not of the nature required to be reflected on the balance sheet prepared in accordance with GAAP) that are not reflected on the Balance Sheet, except for current liabilities (within the meaning of GAAP) which (i) have been incurred in the ordinary course of business consistent in nature and amount with past practice, and (ii) are neither material to the Company and its Subsidiaries taken as a whole nor inconsistent with any of the representations and warranties contained herein. The Balance Sheet reflects reserves or other appropriate provisions at least equal to reasonably anticipated liabilities, losses and expenses of the Company and its Subsidiaries as of the date thereof which are required to be disclosed by GAAP.

                      (d) At the respective times of the issuance and sale of the Shares, Property Shares and Warrant to the Purchaser, neither the Company nor any of its Subsidiaries will have any liabilities or obligations, whether absolute, accrued, contingent, or otherwise, other than (i) current liabilities reflected on the Balance Sheet not paid since the Balance Sheet Date, (ii) current liabilities incurred in the ordinary course of business or in connection with the transactions contemplated hereby or by the Contribution Agreement or the Disclosure Letter and (iii) the other indebtedness and liabilities of the Company or of its Subsidiaries described in the Disclosure Letter, the Registration Statement or SEC Reports.

               2.14     REAL PROPERTY.

                      (a) The SEC Reports or the Registration Statement describe all real properties owned by the Company and each Subsidiary. To the Company's knowledge, the Company and each Subsidiary has good, valid and marketable title to all such real and personal properties and assets reflected therein as being owned by the Company or such Subsidiary, except for properties and assets sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date or that are not material to its business taken as a whole, subject to no liens, mortgages, security interests, pledges, encumbrances, or charges of any kind except: (i) liens for taxes or assessments or other government charges or levies not yet due and payable, (ii) liens imposed by law, such as mechanic's, materialmen's, warehousemen's and carrier's liens, and other similar liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, (iii) liens under workmen's compensation, unemployment insurance, social security or similar legislation securing obligations which are not past due and (iv) the liens securing other indebtedness not past due of the Company or its Subsidiaries described in the SEC Reports, the Registration Statement or the Disclosure Letter (the "Permitted Liens").

                      (b) No eminent domain, condemnation, incorporation, annexation or moratorium or similar proceeding has been commenced or, to the best of the Company's knowledge, threatened by an authority having the power of eminent domain to condemn any part of the properties owned by the Company and its Subsidiaries. To the best of the Company's knowledge, there are no pending or threatened governmental rules, regulations, plans, studies or efforts, or court orders or decisions, which do or could adversely affect the use or value of such properties for their present use.

                      (c) The improvements at all properties owned by the Company and its Subsidiaries are in good condition and repair, ordinary wear and tear excepted, and have not suffered any casualty or other material damage which has not been repaired in all material respects. To the best of the Company's knowledge, there is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in the improvements included in such properties.

                      (d) Each of the properties owned by the Company and its Subsidiaries has been fully assessed and is not subject to abatement. To the best of the Company's knowledge, there are no proposed reassessments of any of such properties by any taxing authority and there are no threatened or pending special assessments or other actions or proceedings (other than county-wide reassessments and/or the usual increases in millage rates that may be under consideration by the taxing authorities in the jurisdictions where such properties are located) that could give rise to an increase in real property taxes or assessments against any of such properties.

                      (e) There are no "Significant Agreements" relating to the properties owned by the Company and its Subsidiaries, or their operations, other than as set forth in the Disclosure Letter, the Registration Statement or the SEC Reports. For purposes hereof, "Significant Agreement" means and includes any of the following by which any of such properties may otherwise be subject or bound, in each such case as amended and currently in effect, inclusive of any waivers relating thereto:

                        (i) all agreements, instruments and documents (excluding tenant leases referred to in Section 2.15 and easements included in the Permitted Liens) evidencing, securing or pertaining to contractual obligations that (A) are not cancelable upon 60 days notice or less and (B) have payments or receipts, as applicable, in excess of $15,000 per year or $25,000 over its life; and

                      (ii) all mortgages and ground leases.

                2.15  TENANT LEASES.

                      (a) The Disclosure Letter lists each of the leases currently in effect with respect to the properties owned by the Company and its Subsidiaries as the same have been amended or modified to date (the "Leases"). The Leases are in full force and effect and, except as set forth in the Disclosure Letter, (a) no material uncured Event of Default (as defined in any such Lease), has occurred and is continuing under any such Lease, no tenant has asserted a defense to, offset or claim against its rent or the performance of its obligations under its Lease and no tenant has asserted a default on the part of the landlord which would give it the right to terminate its Lease and (b) there are no rights of first refusal on, or options to purchase, any of such leased properties in favor of any tenant, and no proposed modifications to any Lease that would reduce (A) the space leased to any tenant, (B) the amount of any tenant's rent or (C) the term of any Lease.

                      (b) Except for (i) security deposits or (ii) the first full month's rent, whether or not the term of a Lease has commenced, no prepayments of rent more than thirty (30) days in advance have been made under the Leases. No rent or security deposits under the Leases have been assigned or encumbered, except as security for the mortgages noted in the Disclosure Letter or the SEC Reports, and there are no agreements or understandings, written or oral, with any of the tenants other than as set forth in the Leases. All brokerage commissions and other compensation and fees payable by reason of the Leases have been paid in full.

                  2.16 DIVIDENDS AND OTHER DISTRIBUTIONS. Since the Balance Sheet Date, except for the Company's regular quarterly cash dividend (not in excess of $.07 per share per quarter between the Balance Sheet Date and the Closing Date) neither the Company nor any Subsidiary has declared, set aside, or made any payment of a dividend or made any other distribution in respect of the Company's beneficial interest, repurchased or redeemed any of the Company's beneficial interest, or made any other payments to any holder of 5% or more of the Company's outstanding Common Stock other than salary paid to such stockholder for bona fide services to the Company or a Subsidiary as an officer or employee or reimbursement of reasonable expenses incurred in the ordinary course of business.

                      2.17 TAX MATTERS. Beginning with the first taxable year of the Company, its taxable year ended December 31, 1986, the Company properly elected to be taxed as a real estate investment trust within the meaning of Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"), and has satisfied, and continues to satisfy, all of the requirements set forth in those provisions and the regulations thereunder to be taxed as a real estate investment trust within the meaning of those provisions. Without limiting the generality of the foregoing, the Company, for each taxable year of the Company beginning with the first taxable year for which it made an election to be classified as a real estate investment trust: (i) has timely made all of the distributions required under Section 857(a)(1) of the Code; (ii) has timely demanded the statements from its shareholders required under Section 1.857-8(d) of the Treasury Regulations promulgated under the Code and maintained the records required under Treasury Regulations Section 1.857-8(e); (iii) has not sought to apply the provisions of Section 856(c)(7) of the Code in any taxable year of the Company; and (iv) has not revoked its election to be taxed as a real estate investment trust for federal income tax purposes nor has it received any notice that its classification as a real estate investment trust has been challenged by any taxing authority. The Company and each Subsidiary has filed all U.S. Federal, state, local, foreign and other tax returns which were required to be filed on or before the date hereof and has paid all taxes which have become due and payable. All such reports and returns were materially accurate and complete when filed and reflect all taxes required to be paid by the Company and its Subsidiaries for the periods reported therein. The provision for taxes made in the Balance Sheet at the Balance Sheet Date was sufficient for the payment of all accrued and unpaid taxes of the Company and its Subsidiaries with respect to the periods then ended. No additional material assessments, deficiencies or penalties in respect of taxes have been made or claimed against the Company or any Subsidiary which remain unpaid. No tax returns or reports of the Company or any Subsidiary are or ever have been under audit.

                  2.18 AGREEMENTS AFFECTING THE COMPANY'S SECURITIES. There are no agreements, written or oral, between the Company and any holder of its securities or, to the knowledge of the Company, among any holders of its securities, relating to the acquisition, disposition or voting of the securities of the Company. Except for the provisions of the Registration Rights Agreement attached as Exhibit W to the Contribution Agreement (the "Registration Rights Agreement"), there are no agreements, either written or oral, which obligate the Company to effect the registration of any of its securities under the 1933 Act.

                  2.19 INSURANCE. The Disclosure Letter lists all insurance policies carried by the Company or any Subsidiary relating to its or their real property and assets. All such policies are in full force and effect and all premiums thereunder have been paid to the extent due, and no notice of cancellation has been received with respect thereto and, to the best knowledge of Company, no cancellation is threatened.

                  2.20 EMPLOYEE BENEFIT PLANS. Schedule 2.20 to the Disclosure Letter lists all deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance and retirement plans, and all vacation pay, severance pay, incentive compensation, consulting, bonus and other material employee benefit or fringe benefit plans or arrangements maintained by the Company and its Subsidiaries with respect to which contributions are made by the Company (including health, life insurance and other benefit plans or arrangements maintained for the retirees which are specifically identified as such on Schedule 2.20). Such plans, including but not limited to all plans or programs that constitute "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income

Security Act of 1974, as amended ("ERISA"), are sometimes collectively referred to in this section as "Benefit Plans." Neither the Company nor any ERISA Affiliate (as hereinafter defined) maintains, contributes or sponsors, and have not maintained, contributed to or sponsored any "employee benefit plan" (as defined in section 3(3) of ERISA) that is subject to Title IV of ERISA or
Section 412 of the Internal Revenue Code of 1986, as amended ("Code") or any "Multiemployer Plan" (as defined in Section 4001(a)(3) of ERISA). ERISA Affiliate means all persons which are treated as being under common control or as a single employer with the Company or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code. Each Benefit Plan is and has been maintained in compliance in all material respects with applicable law, including but not limited to ERISA, the Code and with any applicable collective bargaining agreements or other contractual obligations. Each Benefit Plan that provides medical benefits has been operated in compliance with all applicable requirements of Sections 601 through 608 of ERISA and either (i) Section 162(i)(2) and (k) of the Code and regulations thereunder (prior to 1989) or (ii)
Section 4980B of the Code and regulations thereunder (after 1988), relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. Company is not required to make any payment to any current or former employee of the Company in the form of wages or other consideration pursuant to any employment agreement or Benefit Plan that will constitute in the aggregate an "excess parachute payment" (within the meaning of Section 280G(b) of the Code as a consequence in whole or in part of the transactions contemplated by this Agreement.

         There have been no written statements or communications made or materials provided to any employee or former employee of the Company or its Subsidiaries by any person which provide for or could reasonably be construed as a contract or promise by the Company or any subsidiary to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee, whether before or after retirement, other than benefits specifically identified on Schedule 2.20 or under the form of employment contracts. All of the Benefit Plans which are pension benefit plans are the subject of favorable determination or opinion letters from the IRS such that the employers maintaining such Benefit Plans, are entitled to rely on the compliance of such Benefit Plans as to the form of the Plan with the applicable requirements of Sections 401(a) and 501(a) of the Code; and no determination letter with respect to any Benefit Plan has been revoked nor, to the best knowledge of the Company, has revocation been threatened, nor has any Benefit Plan been amended since the date of its most recent determination letter or application therefore in any request which would adversely affect its qualification or materially increase its cost. Neither the Company nor any ERISA Affiliate maintains or sponsors any nonqualified deferred compensation plan or arrangements. There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (i) any Benefit Plan or its assets, (ii) any ERISA Affiliate with respect to any Benefit Plan, or (iii) any fiduciary with respect to any Benefit Plan for which the Company, or its Subsidiaries may be directly or indirectly liable, through indemnification obligations or otherwise. Neither the Company, nor any of its Subsidiaries has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Benefit Plan.

         As of the date of this Agreement, none of the assets of the Company or its Subsidiaries are required to be treated as "plan assets," within the meaning of Title I of ERISA ("Plan Assets").

              2.21     CONTRACTS AND AGREEMENTS.

                      (a) The Company has filed as exhibits to its SEC Reports and the Registration Statement all of the contracts and agreements required to be so filed by the 1933 Act, the Exchange Act and the rules and regulations of the SEC. True and correct copies of all such agreements have been provided to the Purchaser prior to the date hereof. Neither the Company nor any Subsidiary is a party to any contract or agreement which is material to the business, properties, assets, prospects, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole which have not been filed as an exhibit to, or otherwise described in, the Registration Statement or the SEC Reports.

                      (b) Neither the Company nor any Subsidiary is (i) in default under any agreement, contract or instrument to which it is a party or by which it is bound, which default is reasonably likely to have a material adverse effect on the business, properties, assets, prospects, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole,
(ii) in violation of the Declaration of Trust, Bylaws or the Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. (the "Partnership Agreement") dated August 22, 1996, as amended, by the amendment attached as
Exhibit X to the Contribution Agreement (or other organizational documents), or
(iii) in default with respect to any order, writ, injunction or decree of any court or governmental agency binding on it, and no event has occurred which with notice or lapse of time, or both, would create any default or violation described in clauses (i) through (iii).

                  2.22 ABSENCE OF CERTAIN DEVELOPMENTS. Since the Balance Sheet Date, neither the Company nor any Subsidiary has (a) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets, tangible or intangible, except Permitted Liens, (b) sold, assigned or transferred any of its tangible assets or canceled any debts or obligations except in the ordinary course of business, (c) suffered any extraordinary losses, or waived any rights of substantial value (whether or not in the ordinary course of business), (d) made any changes in officer compensation, (e) entered into any material transaction other than in the ordinary course of business, (f) made any change in any of its material contracts, the Declaration of Trust, Bylaws or Partnership Agreement (or other organizational documents), or in any arrangements or agreements of any nature relating to its officers and directors,
(g) sold any equity interests or (h) established any record dates for dividends or other distributions on other than customary quarterly record dates in accordance with past practice.

                  2.23 CONTRACTS WITH INSIDERS. Excluding any agreements or transactions that would not be required to be disclosed pursuant to Items 402 or 404 of Regulation S-K, no officer or trustee of the Company, or, to the Company's knowledge, holder of more than 5% of the Company's outstanding Common Shares, is a party to any contract, agreement, or arrangement providing for the Company's or a Subsidiary's employment of, furnishing of services to the Company or a Subsidiary by, the rental of real or personal property by the Company or a Subsidiary from, or otherwise requiring payments by the Company or a Subsidiary to, any such person or entity, or, to the Company's knowledge, any member of such person's family, or any corporation, partnership or other entity in which such person or entity, or, to the Company's knowledge, any member of such person's family, has an interest or of which such person, or, to the Company's knowledge, any member of such person's family, is an officer, director, trustee, or beneficiary.

                  2.24 USE OF PROCEEDS. The Company shall use the Purchase Price solely to pay fees and expenses relating to the transactions contemplated by the Transaction Documents and to repay mortgage indebtedness to one or more entities that are not affiliated with the Company or with any entity that owns or has the right to obtain more than five percent of the outstanding Common Shares as of the date of this Agreement in substantially the amounts and to the lenders identified in the Disclosure Letter.

                  2.25 ENVIRONMENTAL MATTERS. Neither the Company nor its Subsidiaries have (a) caused any substance or waste that is listed or defined as hazardous or toxic under applicable environmental laws or petroleum products (collectively "Hazardous Materials") to be improperly maintained or disposed of on, under or at any of its or their properties, or any part thereof, in a manner which violates, or could give rise to liability under, applicable environmental laws, or (b) failed to remediate, alter, mitigate or abate any condition required to be remediated, altered, mitigated or abated under such environmental laws, to the extent the Company and its Subsidiaries have been notified of the existence of a condition required to be remediated, altered, mitigated or abated. Except as set forth in the environmental site assessments provided by the Company to the Purchaser, (i) to the Company's knowledge, each of its properties, and the properties of its Subsidiaries, is in compliance, and has heretofore complied, with all environmental laws in all material respects, (ii) to the Company's knowledge, there has been no discharge of Hazardous Materials by any tenant of any property of the Company or its subsidiaries in quantities requiring response, remediation or removal, and (iii) the Company has not received any written notice from any governmental unit or other person or entity that it or its Subsidiaries, or any of its or their properties or operations conducted thereon, are not or have not been in compliance with all environmental laws.

                  2.26 CERTAIN AGREEMENTS. The SEC Reports, the Registration Statement or the Disclosure Letter list all employment and severance agreements that the Company and each Subsidiary has entered into with its officers and employees. The issuance and sale of the Shares to the Purchaser hereunder, the issuance of the Property Shares and Warrant pursuant to the Contribution Agreement, the issuance of the Conversion Shares and the completion of the other transactions provided for herein or in the other Transaction Documents will not give any employee the right to terminate his or her employment and receive severance or other payments from the Company or any Subsidiary, or result in the acceleration of vesting of any outstanding option issued by the Company.

                  2.27 BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries accurately and fairly reflect their respective income, expenses, assets and liabilities, and the Company and its Subsidiaries maintain internal accounting controls which provide reasonable assurance that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of reliable financial statements and to maintain accountability for earnings and assets; (c) access to assets is permitted only in accordance with management's authorization; (d) the recorded accountability of all assets is compared with existing assets at reasonable intervals; and (e) all intercompany transactions, charges and expenses among or between the Company, any Subsidiary, or any other affiliate of the Company are accurately reflected in all financial statements.

                  2.28 CERTAIN PAYMENTS. Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any trustee, officer, agent or employee of any such entity, or any other person or entity associated with or acting for or on behalf of the Company or any of its Subsidiaries has directly or indirectly (a) made any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of form, whether in money, property or services, (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or special concessions already obtained, for or in respect of the Company or any of its Subsidiaries, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company and its Subsidiaries, or (c) taken any other action in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  2.29 LABOR AGREEMENTS AND ACTIONS. Neither the Company nor any Subsidiary is bound by or subject to, any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending, or to the knowledge of the Company threatened, nor is the Company aware of any labor organization activity involving any of the employees of the Company or any Subsidiary. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company or any Subsidiary is terminable at the will of the applicable employer without further liability of such employer to such employee except for the payment of such employee's normal salary accrued but not paid through the date of such termination.

                  2.30 ENTIRE BUSINESS; ETC. All of the assets (including the Company's and its Subsidiaries' interests under franchises, licenses, leases and permits) necessary for the conduct of the business of the Company and its Subsidiaries as presently conducted are held exclusively by the Company or a Subsidiary.

                  2.31 REGISTRATION STATEMENT. The Registration Statement on Form S-11 (SEC File No. 333-13969) initially filed by the Company with the SEC on October 11, 1996 (the "Registration Statement"), as it shall be amended from time to time, will comply at all times in all material respects with the provisions of the 1933 Act and the rules and regulations thereunder, as applicable, except that no representation is made by the Company with respect to information supplied in writing by the Purchaser specifically for inclusion in the Registration Statement ("Purchaser Information") and, at the date hereof, at the date of the Contribution Closing, at the Closing Date, at the date that the Registration Statement is declared effective by the SEC and at each date that sales of Common Shares are made pursuant to the Registration Statement, except for Purchaser Information, the Registration Statement, as it shall be amended from time to time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Unless the otherwise specifically provided, references to the Registration Statement are to the Registration Statement as originally filed, as modified by the form of Amendment No. 1 thereto attached hereto as Exhibit A.

                  2.32 INFORMATION. Neither this Agreement nor any document delivered to the Purchaser pursuant hereto, including the SEC Reports (except to the extent modified by the Disclosure Letter) and the Registration Statement, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact, development or threatened development known to the Company which could reasonably be expected to materially adversely effect the business, assets, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole which has not been set forth in this Agreement, the Disclosure Letter, the SEC Reports or the Registration Statement.

                  2.33 STANDSTILL AGREEMENTS. The Agreement, dated March 20, 1996, by and among the Company, the Richard M. Osborne Trust (the "RMO Trust") and Richard M. Osborne, and the Agreement dated August 22, 1996, by and among the Company, Safeguard Scientifics, Inc. and Safeguard Scientifics (Delaware), Inc., copies of which have been delivered to the Purchaser, have been executed and delivered by all the parties thereto and are in full force and effect as of the date hereof.

                  2.34 MATTERS RELATING TO PARTNERSHIP AGREEMENT AND WARRANTS. The Company has caused the Partnership Agreement to be amended in the form of
Exhibit X to the Contribution Agreement and the terms of all outstanding options and warrants (the "Outstanding Warrants") to be amended or waived in the form of Exhibit B hereto, to the effect that:

                      (a) All rights of first refusal relating to the securities of the Company have been eliminated.

                      (b) No adjustments in the number of shares to be received upon redemption or exchange of the Units (as defined in the Partnership Agreement) or upon exercise or exchange of the Outstanding Warrants shall be made as a result of any issuance of securities by the Company other than as a result of the transactions described in Section 15.4(a) of the Partnership Agreement.

                  2.35 INVESTMENT COMPANY. Each of the Company and its Subsidiaries is not, and upon the issuance and sale of the Common Shares as herein contemplated and the application of the net proceeds therefrom, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  2.36 COMMODITY EXCHANGE ACT. The Common Shares, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act.

         SECTION 3.        PURCHASER'S REPRESENTATIONS AND WARRANTIES

                  The Purchaser understands that the Shares, Property Shares, Warrant and Conversion Shares will not be registered under the 1933 Act, on the grounds that the sales provided for in this Agreement and the Contribution Agreement are exempt pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated under Section 4(2) of the 1933 Act, and that the reliance of the Company on such exemptions is predicated in part on the Purchaser's representations, warranties, covenants and acknowledgments set forth in this
Section 3.

                  3.1 PRE-EXISTING ENTITY. The Purchaser represents and warrants to the Company that SERS is the sole owner of the economic interest in the Securities to be issued to the Purchaser pursuant to the Transaction Documents and that SERS was not organized for the specific purpose of purchasing the Securities to be purchased by it hereunder and pursuant to the Contribution Agreement.

                  3.2 BENEFICIAL OWNERSHIP. The Purchaser represents and warrants to the Company that, as of the date hereof and prior to the purchase of the Shares, Property Shares and Warrant, (a) it is not the "beneficial owner" of any securities of the Company, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, except for ten Common Shares acquired immediately prior to the execution of this Agreement and the Contribution Agreement, and (b) it is not a member of a group which has acquired beneficial ownership of securities of the Company for purposes of Sections 13(d) and 13(g) of the Exchange Act.

                      3.3 PRINCIPAL PLACE OF BUSINESS. The Purchaser represents and warrants to the Company that the address of its principal place of business or residence is as set forth in Section 10.5 herein.

                      3.4 PURCHASE WITHOUT VIEW TO DISTRIBUTION. The Purchaser represents and warrants to the Company that the Shares, Property Shares and Warrant to be purchased by it are being, and any Conversion Shares acquired by it will be, acquired by the Purchaser for its own account for investment purposes, not as a nominee or agent, and not with a view to resale or distribution within the meaning of the 1933 Act, and the rules and regulations thereunder, and the Purchaser will not distribute the Shares, Property Shares, Warrant or Conversion Shares in violation of the 1933 Act or in a way that will cause the Company to lose its exemption from the registration requirements under the 1933 Act with respect to the offer and sale of any of the Securities.

                      3.5 RESTRICTIONS ON TRANSFER. The Purchaser (a) acknowledges that the Securities are not registered under the 1933 Act or under any state securities laws and that the Securities to be acquired by it must be held indefinitely by it unless they are subsequently registered under the 1933 Act and under any applicable state securities laws or an exemption from registration is available, (b) is aware that any routine sales pursuant to Rule 144 promulgated under the 1933 Act of the Securities may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (c) is aware that Rule 144 is not presently available for use by the Purchaser for resale of the Securities and
(d) is aware that, except as provided in the Registration Rights Agreement, the Company is not obligated to register under the 1933 Act any sale, transfer or other disposition of the Securities.

                      3.6 ACCESS TO INFORMATION. The Purchaser confirms that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and trustees concerning the terms and conditions of this transaction and the business and financial condition of the Company and its Subsidiaries, and to acquire, and the Purchaser has received to its satisfaction, such additional information, in addition to that set forth herein, about the business and financial condition of the Company and its Subsidiaries and the terms and conditions of this transaction as it has requested.

                      3.7 ADDITIONAL REPRESENTATIONS OF THE PURCHASER. The Purchaser, on behalf of itself and SERS, represents that (a) it is an "accredited investor" as such term is defined in Rule 501 promulgated under the 1933 Act, and an "institutional investor" within the meaning of Section 203(c) of the Pennsylvania Securities Act of 1972 and the regulations promulgated thereunder, (b) its financial situation is such that it can afford to bear the economic risk of holding the Securities for an indefinite period of time and suffer complete loss of its investment in the Securities (c) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of the Securities as contemplated by this Agreement and (d) the purchase of the Shares, Property Shares and Warrant by it has been duly and properly authorized and this Agreement has been duly executed by it or on its behalf.

                  3.8 LEGENDS. The Purchaser understands that the certificates evidencing the Securities shall bear the legend set forth in
Section 8.2 herein.

                  3.9 DUE AUTHORIZATION, ETC. The Purchaser represents that it has all requisite power and authority to execute and deliver this Agreement and each Transaction Document required to be excuted and delivered by it prior to or at the Closing and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Transaction Document to which is a party have been duly authorized. This Agreement has been duly executed and delivered by the Purchaser and constitutes (and, when executed and delivered as contemplated herein, each Transaction Document will constitute) the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally, except that the availability of specific performance, injunctive relief or other equitable relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought. The execution, delivery and performance by the Purchaser of this Agreement and each Transaction Document to which it is a party will not violate any provision of law, or any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Purchaser, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of the Purchaser, any Agreement or other instrument to which it is a party or by which it or any of its assets is bound. SERS is the sole owner of the economic interest in the Purchaser. No individual has an actuarial interest of more than 9.8% in SERS.

         SECTION 4.        CONDITIONS PRECEDENT TO THE PURCHASER'S
                           OBLIGATIONS

                  The Purchaser's obligation to purchase and make payment for the Shares subscribed for hereunder by it on the Closing Date is subject, at its option, to the satisfaction of each of the following conditions:

                      4.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date, the representations and warranties contained in Section 2 shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date, and the Company shall have so certified to the Purchaser in writing.

                  4.2 PERFORMANCE. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Company shall have so certified to the Purchaser in writing.

                  4.3 OPINION OF COUNSEL TO THE COMPANY. On the Closing Date, the Purchaser shall have received an opinion from counsel for the Company and special Maryland Counsel to the Company, each dated the Closing Date, addressed to the Purchaser in the forms of Exhibits C and D hereto, respectively.

                  4.4 PROCEEDINGS; CERTIFIED COPIES. All proceedings to be taken in connection with the transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, and all documents incident thereto, shall be satisfactory in form and substance to the Purchaser. The Purchaser shall have received such certified copies or other copies of such documents as it may reasonably request.

                  4.5 NO PROCEEDING OR LITIGATION. No suit, action, or other proceeding seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending.

                  4.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change since the Balance Sheet Date in the business, properties, assets, operations, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                  4.7 ASE LISTING. On or prior to the Closing Date, the Shares (to the extent that they are Common Shares) and the Conversion Shares shall have been approved for listing on the ASE.

                  4.8 BLUE SKY COMPLIANCE. The Company shall have complied with all applicable requirements of federal and state securities or "blue sky" laws with respect to the issuance of the Shares sold at the Closing.

                  4.9 REGISTRATION RIGHTS. The Registration Rights Agreement shall have been executed and delivered by all the parties thereto and shall be in full force and effect.

                  4.10 CONTRIBUTION CLOSING; TRANSACTION DOCUMENTS. The Contribution Closing shall have occurred. This Agreement, the Warrant, Registration Rights Agreement, Standstill Agreement (as defined in Section 5.4), Contribution Agreement, and each document or agreement required to be delivered at the closing hereunder and at the Contribution Closing shall be referred to herein collectively as the "Transaction Documents."

                  4.11 MARYLAND ANTI-TAKEOVER STATUTES, ETC. The Company and its counsel shall have confirmed to the Purchaser's satisfaction that (a) this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby are exempt from the operation of the Maryland Anti-Takeover Statutes and Section 11.5 of the Declaration of Trust; and (b) the Purchaser is not subject to the restrictions set forth in Section 6.6 of the Declaration of Trust, including without limitation from the Ownership Limit and the Permissible Ownership Threshold.

                  4.12 ENVIRONMENTAL REPRESENTATION LETTER. The Company shall have delivered to Purchaser a representation letter dated the Closing Date concerning environmental matters in form and substance similar to that which is contained in the underwriting agreement for the Secondary Offering.

                  4.13 TAX OPINION. On the Closing Date the Company shall have received from Arthur Andersen LLP an opinion with respect to certain tax matters in form and substance reasonably satisfactory to Purchaser.

         SECTION 5.        CONDITIONS PRECEDENT TO THE COMPANY'S
                           OBLIGATIONS

                  The Company's obligation to sell the Shares subscribed for by the Purchaser on the Closing Date is subject, at the Company's option, to the satisfaction of each of the following conditions:

                  5.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date, the representations and warranties contained in Section 3 shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date and the Purchaser shall have so certified to the Company in writing.

                  5.2 PERFORMANCE. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Purchaser shall have so certified to the Company in writing.

                  5.3 NO PROCEEDING OR LITIGATION. No suit, action, or other proceeding seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending.

                  5.4 ASE LISTING. On or prior to the Closing Date, the Shares (to the extent that they are Common Shares) and the Conversion Shares shall have been approved for listing on the ASE.

                  5.5 CONTRIBUTION CLOSING. The Contribution Closing shall have occurred.

                  5.6 ADDITIONAL DOCUMENTS. The Purchaser shall have delivered such other documents necessary to effect the transactions contemplated hereby as the Company may reasonably request.

                  5.7 PROCEEDINGS; CERTIFIED COPIES. All proceedings to be taken in connection with the transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, and all documents incident thereto, shall be satisfactory in form and substance to the Company. The Company shall have received such certified copies or other copies of such documents as it may reasonably request.

                  5.8 NO SEC INTEGRATION CHALLENGE. The SEC shall not have commented that the issuance of Shares pursuant to this Agreement should or may be required to be integrated with the sale of Common Shares pursuant to the Registration Statement, which comment, if made, has not been resolved to the reasonable satisfaction of the Company after the Company has used its best efforts to accomplish such resolution.

         SECTION 6.  COVENANTS OF THE COMPANY AND THE PURCHASER
                     PRIOR TO CLOSING

               6.1   PAYMENT OF EXPENSES.

                     (a) If the Closing occurs hereunder, each party shall bear its own expenses, except that the Company shall pay all reasonable legal fees and expenses incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby.

                     (b) If the Closing hereunder does not occur, each party shall bear its own expenses.

               6.2 OPERATION OF BUSINESS IN ORDINARY COURSE. Prior to the Closing, the Company and each Subsidiary will operate its business and the business of each of its Subsidiaries only in the usual and normal course, and will not, except as contemplated by the Registration Statement, as amended through the date of this Agreement, including Amendment No. 1, without the consent of the Purchaser, engage in any of the transactions described in paragraphs (a), (b), (d), (e), (f), (except for the amendment in the form of Exhibit C hereto), (g) or (h) of Section 2.22 hereof.

               6.3   ACCESS TO INFORMATION.

                     (a) Between the date hereof and the Closing Date, the Company will give the Purchaser and its authorized representatives reasonable access to all officers, employees, agents, properties, offices and other facilities and to all books and records of the Company and its Subsidiaries, and will permit the Purchaser to make such inspections as the Purchaser may reasonably request and will cause the Company's officers and those of its

Subsidiaries to furnish the Purchaser promptly (i) a copy of each report, schedule, registration statement and other document filed by it pursuant to the requirements of federal securities laws and (ii) all other financial and operating data and other information with respect to the business and properties of the Company and any of its Subsidiaries as the Purchaser may from time to time reasonably request.

                      (b) The Purchaser will hold and will cause its authorized representatives, consultants and advisors to hold in confidence, unless compelled to disclose by judicial or administrative process or, in the written opinion of its legal counsel, by other requirements of law, all documents and information concerning the Company and its Subsidiaries furnished to the Purchaser in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the Purchaser from sources other than the Company, its trustees, officers, representatives or affiliates, (ii) in the public domain through no fault of the Purchaser or (iii) later lawfully acquired by the Purchaser on a non-confidential basis from other sources who are not known by the Purchaser to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to the Purchaser by a contractual, legal or fiduciary obligation) and will not release or disclose such information to any other person or entity, except its auditors, attorneys, financial advisors and other consultants, agents and representatives in connection with this Agreement who need to know such information. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and, if requested by or on behalf of the Company, the Purchaser will, and will use all reasonable efforts to cause its auditors, attorneys, financial advisors and other consultants, agents and representatives to, return to the Company or destroy all copies of written information furnished by the Company to the Purchaser or its agents, representatives or advisors. It is understood that the Purchaser shall be deemed to have satisfied its obligation to hold such information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information.

                      (c) No inquiry or investigation pursuant to Section 3.6 or this Section 6.3 shall affect any representation or warranty in this Agreement or any other Transaction Document made by the Company or its Subsidiaries or any condition to the Purchaser's obligations set forth herein or in any other Transaction Document.

                  6.4 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (b) any failure of the Company or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                      6.5 CONDITIONS PRECEDENT. The Company and the Purchaser shall use their reasonable best efforts to cause the conditions specified in Sections 4 and 5 to be satisfied by the Closing Date.

         SECTION 7.        COVENANTS OF THE COMPANY AND THE PURCHASER
                           AFTER CLOSING

                      7.1 RULE 144.

                        (a) The Company covenants that (i) the Company will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the 1933 Act; and (ii) at all such times as Rule 144 is available for use by the holders of the Securities, the Company will furnish each such holder upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

                        (b) At all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will provide as promptly as practicable (in any event not later than 15 days after initial request) in written form, upon the written request of the Purchaser or any prospective buyer of the Shares or Conversion Shares from the Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company's obligations under this Section 7.1 shall at all times be contingent upon such seller's obtaining from a prospective buyer an agreement to take all reasonable precautions to safeguard any non-public Rule 144A Information from disclosure to anyone other than a person or entity who will assist such buyer in evaluating the purchase of the Conversion Shares.

                    7.2 DELIVERY OF FINANCIAL STATEMENTS. From and after the Contribution Closing, the Company shall deliver to the Purchaser, until such time as the Purchaser no longer owns any Securities, a copy of each and every report on Form 10-K, Form 8-K, Form 10-Q and all other reports and proxy statements filed by the Company or any Subsidiary with the SEC within 15 days of such filing.

                    7.3 RESERVATION OF SHARES. From and after the Closing, the Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of beneficial interest, a sufficient number of of Common Shares for issuance upon the exercise of the Warrant and conversion of the Shares (if applicable) and Property Shares.

                    7.4 COMPLIANCE WITH LAWS. The Company will, and will cause each Subsidiary to, comply in all material respects with all laws and regulations applicable to the conduct of its business, including without limitation ERISA, environmental laws, and employee safety laws. The Company shall use its best efforts to insure that none of the assets of the Company or its Subsidiaries are required to be treated as Plan Assets (as defined in Section 2.20) by any "benefit plan investor" (as defined in Title I of ERISA). The Company shall take such actions as are necessary, on an ongoing basis, to determine whether assets of the Company or its Subsidiaries are required to be treated by a Benefit Plan Investor as including Plan Assets and shall promptly notify the Purchaser in writing if, at any time, it has reason to believe that any Benefit Plan Investor is likely to be required to treat the assets of the Company or its Subsidiaries as Plan Assets.

                      7.5 WAIVERS, CONSENTS, ETC. Compliance with any of the covenants in this Section 7 may be waived, either generally or in the particular instance, and any consent required thereunder may be given, by the Purchaser in writing.

                      7.6 PRESS RELEASES. The Purchaser shall have the right reasonably to approve any press release with respect to the transactions contemplated by this Agreement and the Contribution Agreement. In addition, at no time may the Company use or otherwise refer to the name of the Purchaser or any of its affiliates in any press release, publication or other report without the prior consent of the Purchaser not to be unreasonably withheld or delayed.

                      7.7 SHAREHOLDERS' MEETING. The Company shall duly call and hold an annual meeting of its shareholders as soon as practicable after the end of its curent fiscal year, but in no event later than June 30, 1997, for the purpose of voting upon the approval of the Stockholder Approval Matter; and, if approval of the Stockholder Approval Matter is not obtained at such meeting, the Company shall duly call and hold another meeting of its shareholders by June 30, 1998 for such purpose. In this regard, the Company will (i) subject to the fiduciary duties of the Board of Trustees, include in the proxy statement (the "Proxy Statement") relating to the annual meeting (and, if necessary, such other meeting) the unanimous recommendation of the Board that shareholders of the Company vote in favor of the Stockholder Approval Matter, and (ii) use its best efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement in compliance with the Exchange Act and, after consultation with the Purchaser, respond promptly to any comments made by the SEC with respect to the Proxy Statement and cause the Proxy Statement to be mailed to its shareholders in a timely fashion and (B) to obtain the necessary approvals by its shareholders of the Stockholder Approval Matter subject to its Board's fiduciary duties. The term "Stockholder Approval Matter" as used herein means any and all matters that must be approved by shareholders in order to permit the unlimited conversion and exchange of all the Conversion Shares by the Purchaser in compliance with all ASE rules, regulations and requirements.

                      7.8 PURCHASER'S COVENANT. To the extent permitted by applicable law Purchaser hereby (i) waives any right of rescission it might have arising out of the integration of the offer and sale of the Securities made hereby or in the Contribution

Agreement with the public offering under the Registration Statement and (ii) covenants that it will not make any rescission claim on that basis.

                  7.9 REIT STATUS. The Company will continue to elect to be taxed as a real estate investment trust within the meaning of Sections 856-860 of the Code, and will continue to satisfy all of the requirements set forth in those provisions and the regulations thereunder to be taxed as a real estate investment trust within the meaning of those provisions and the regulations thereunder.

         SECTION 8. COMPLIANCE WITH 1933 ACT; RESTRICTIONS ON TRANSFERABILITY OF SHARES, PROPERTY SHARES WARRANT AND CONVERSION SHARES

                  8.1 COMPLIANCE WITH 1933 ACT. The Shares, Property Shares, Warrant, Property Shares and Conversion Shares shall not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the 1933 Act and applicable state securities laws in respect of any such transfer.

                  8.2 RESTRICTIVE LEGEND. The Warrant, and each certificate evidencing the Shares and Conversion Shares and any Common Shares or other securities issued in respect of such Shares and Conversion Shares upon any share split, share dividend, recapitalization, merger, consolidation, similar event, shall (unless otherwise permitted by the provisions of Section 8.4) be stamped or otherwise imprinted with the following legend:

"[THIS WARRANT HAS] OR [THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND THE TRANSFERABILITY [T]HEREOF IS SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN BRANDYWINE REALTY TRUST AND THE ORIGINAL HOLDER OF THE SECURITIES EVIDENCED HEREBY."

                  8.3 RESTRICTIONS ON TRANSFERABILITY. The Company shall not be required to register the transfer of the Shares, Property Shares or Warrant or any Conversion Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to it prior to such transfer to the effect that registration under the 1933 Act or any applicable state securities law is not required in connection with the transaction resulting in such transfer; provided, however, that no such opinion of counsel shall be necessary in order to effectuate a transfer in accordance with the provisions of Rule 144(k) or Rule 144A promulgated under the 1933 Act. Each Warrant or certificate for Shares, Property Shares or Conversion Shares issued upon any transfer as above provided shall bear the restrictive legend set forth in Section 8.2 above, except that such restrictive legend shall not be required if the opinion of counsel reasonably satisfactory to the Company referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the 1933 Act and any applicable state securities law, or if the transfer is made in accordance with the provisions of Rule 144(k) under the 1933 Act. Nothing herein shall restrict a transfer of any or all of the Securities to a Permitted Transferee (as defined in Section 10.2).

                  8.4 TERMINATION OF RESTRICTIONS ON TRANSFERABILITY. The conditions precedent imposed by this Section 8 upon the transferability of the Shares, Property Shares, Warrant and Conversion Shares shall cease and terminate as to any of the Shares, Property Shares, Warrant or Conversion Shares when (i) such securities shall have been registered under the 1933 Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, (ii) at such time as an opinion of counsel satisfactory to the Company shall have been rendered as required pursuant to the second sentence of
Section 8.3 to the effect that the restrictive legend on such securities is no longer required, or (iii) when such securities are transferable in accordance with the provisions of Rule 144(k) promulgated under the 1933 Act. Whenever the conditions imposed by this Section 8 shall terminate as hereinabove provided with respect to any of the Shares, Property Shares, Warrant or Conversion Shares, the holder of any such securities bearing the legend set forth in this
Section 8 as to which such conditions shall have terminated shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer tax) and as expeditiously as possible, a new Warrant or new shares certificates not bearing such legend.


         SECTION 9.        SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                           AGREEMENTS

                  All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the issuance and sale of the Shares hereunder in accordance with Section 10.9.


         SECTION 10.         MISCELLANEOUS

                  10.1 OWNER OF SHARES, PROPERTY SHARES, WARRANT AND CONVERSION SHARES. The Company may deem and treat the person or entity in whose name the Shares, Property Shares, Warrant and Conversion Shares, as the case may be, are registered as the absolute owner thereof for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

                  10.2 SUCCESSORS. This Agreement shall be binding upon and except as provided herein, shall inure to the benefit of the respective successors and permitted assigns of each of the parties hereto. The rights and obligations of either party hereunder shall not be assignable without the prior written consent of the other party, except that, subject to compliance with applicable state and federal securities laws, the Purchaser shall be entitled to assign its rights and obligations in whole or in part to one or more entities in which the majority of the economic interests are held by SERS ("Permitted Transferees") to the extent that any of the Securities are transferred to any such entity and any such entity agrees to be bound by the restrictions set forth in this Agreement.

                  10.3 BROKER OR FINDER. Each party to this Agreement represents and warrants that, to the best of its knowledge, no broker or finder has acted for such party in connection with this Agreement or the transactions contemplated by this Agreement and that no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by such party. The Company shall indemnify the Purchaser against, and hold it harmless from, any liability, cost or expense (including reasonable attorneys' fees and expenses) resulting from any agreement, arrangement, or understanding made by the Company, and the Purchaser shall indemnify the Company against, and hold the Company harmless from, any liability, cost or expense (including reasonable attorneys' fees and expenses) resulting from any agreement, arrangement, or understanding made by the Purchaser with any third party, for brokerage or finder's fees or other commissions in connection with this Agreement or any of the transactions contemplated hereby.

                  10.4 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                  10.5 NOTICE. Any notice or other communication required or permitted hereunder shall be deemed given when delivered personally, or upon receipt by the party entitled to receive the notice when sent by registered or certified mail, postage prepaid, addressed as follows or to such other address or addresses as may hereafter be furnished in writing by notice similarly given by one party to the other:

         To the Company:            Brandywine Realty Trust
                                    16 Campus Boulevard
                                    Suite 150
                                    Newtown Square, PA  19073
                                    Attention: Gerard H. Sweeney, President


         With a copy to:            Pepper, Hamilton & Scheetz
                                    3000 Two Logan Square
                                    18th and Arch Streets
                                    Philadelphia, Pennsylvania 19103-2799
                                    Attention: Michael H. Friedman, Esq.

         To the Purchaser:          RAI Real Estate Advisers, Inc.
                                    259 Radnor-Chester Road
                                    Suite 200
                                    Radnor, Pennsylvania  19087
                                    Attention: Richard K. Layman, President

         With a copy to:            Wolf, Block, Schorr and Solis-Cohen
                                    Packard Building, 15th and Chestnut Streets
                                    Philadelphia, Pennsylvania 19102
                                    Attention: Jason M. Shargel, Esq.

Notice to any holder of Shares, Property Shares, Warrant, or Conversion Shares other than the Purchaser shall be given in a like manner to such holder at the address reflected in the Company's records.

                      10.6 FULL AGREEMENT. This Agreement, together with all Exhibits attached hereto or delivered herewith, the other Transaction Documents and any other documents delivered herewith, sets forth the entire understanding of the parties with respect to the transactions contemplated hereby.

                      10.7 HEADINGS. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be considered a part hereof.

                      10.8 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                      10.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in this Agreement shall survive the execution of this Agreement for a period of two years after the Closing Date.

                      10.10 SETTLEMENT OF DISPUTES. The parties will attempt in good faith to resolve any and all controversies of every kind and nature between the parties to this Agreement and the other Transaction Documents arising out of or in connection with the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination of this Agreement or the other Transaction Documents (each, a "Dispute") promptly by negotiations between senior executives of the parties who have authority to settle the Dispute (and who do not have direct responsibility for administration of this Agreement or the other Transaction Documents). The disputing party shall give the other party written notice of the Dispute. Within 20 days after receipt of said notice, the receiving party shall submit to the other a written response. The notice and response shall include
(a) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (b) the name and title of the executive who will represent that party. The executives shall meet at a mutually acceptable time and place within 30 days of the date of the disputing party's notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the party receiving said notice will not meet within 30 days, either party may initiate mediation of the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes. If the Dispute has not been resolved pursuant to the aforesaid mediation procedure within 60 days of the initiation of such procedure, or if either party will not participate in a mediation, the Dispute shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. The parties further agree that all matters shall be governed by the laws of the Commonwealth of Pennsylvania. The parties further agree that any arbitration conducted pursuant to this Section 10.10 shall be held in Philadelphia, Pennsylvania before a panel of three arbitrators, one selected by the Purchaser and one selected by the Company and the third selected by the arbitrators selected by the parties. All deadlines specified in this Section 10.10 may be extended by mutual agreement. The prevailing party in any Dispute shall be entitled to reimbursement for its costs, including without limitation attorneys' fees and expenses.

                      10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, and all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                      10.12 TERMINATION. This Agreement may be terminated prior to the Closing:

                       (a) by mutual written consent of the Purchaser and the Company;

                       (b) by either the Purchaser or the Company if the Closing shall not have been consummated before January 31, 1997 (unless the failure to so close by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

                       (c) by either the Purchaser or the Company if any court of competent jurisdiction or other governmental entity shall have issued a final permanent order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become nonappealable;

                      (d) by the Purchaser if (i) there shall have been a material breach on the part of the Company or any of its Subsidiaries of any representation or warranty of the Company or its Subsidiaries set forth herein,
(ii) there shall have been any

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
failure of the Company or any of its Subsidiaries to perform or comply with its covenants or agreements hereunder and, in either case, the aggregate effect of all such breaches or failures, as the case may be, would be material to the Company and the Subsidiaries taken as a whole, or (iii) any person (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) acquires beneficial ownership of at least 20% of the outstanding Common Shares; or

                      (e) by the Company if (i) there shall have been a material breach of any representation or warranty on the part of the Purchaser or (ii) there shall have been a failure of the Purchaser to perform or comply with its covenants or agreements hereunder which failure has not been cured within ten days after written notice thereof from the Company to the Purchaser and, in either case, the aggregate effect of all such breaches and failures, as the case may be, would be material.

                 10.13 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.12, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or stockholders; provided, however, that nothing contained in this Section 10.13 shall relieve any party from liability for any breach of this Agreement; provided further that Sections 6.1(b), 6.3(b), 7 (if the Contribution Closing occurs), 8 and 10 shall survive any such termination.

                10.14 NON-RECOURSE. No recourse shall be had for any obligation of the Company hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, stockholder, officer or employee of the Company, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by each other party hereto. No recourse shall be had for any obligation of the Purchaser hereunder, or for any claim based thereon or in respect thereof, against RAI Real Estate Advisers, Inc., SERS, or any past, present or future trustee, stockholder, officer or employee of either or against any other person or entity, except as provided in the following sentence, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by each other party hereto. Recourse for any obligation or liability of the Purchaser hereunder shall be limited to the Collateral (as defined in the Pledge Agreement attached as Exhibit V to the Contribution Agreement) on the terms set forth in such Pledge Agreement.



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                      IN WITNESS WHEREOF, each of the parties hereto has fully
executed this Agreement as of the date first set forth above.


                                     BRANDYWINE REALTY TRUST



                                     By: /s/ Gerard H. Sweeney
                                        ----------------------------------------
                                             Gerard H. Sweeney, President


                                     RAI REAL ESTATE ADVISERS, INC.,
                                     as voting trustee of a voting trust
                                     dated November 6, 1996


                                     By: /s/ Richard K. Layman
                                        ----------------------------------------
                                             Richard K. Layman, President

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